UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 30, 2018
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 325-2265

(Former name or former address, if changed since last report)
(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 - Changes in Registrant’s Certifying Accountant.

On July 30, 2018, the Audit Committee of the Board of Directors ("The Audit Committee") of S&T Bancorp, Inc. ("S&T") approved Ernst & Young LLP ("EY") as S&T's new independent registered public accounting firm for the year ending December 31, 2018, effective immediately. This appointment was made to replace the previous independent registered public accounting firm whose interim review of the second quarter Form 10-Q has been completed.
During the years ended December 31, 2017 and 2016 and the subsequent interim period through July 30, 2018, neither S&T nor anyone acting on its behalf consulted with EY regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did EY provide either a written report or oral advice to us that was considered by us in reaching a decision regarding any accounting, auditing or financial reporting issue. Furthermore, during this time period, neither S&T nor anyone acting on its behalf has consulted with EY regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
August 1, 2018	Mark Kochvar Senior Executive Vice President, Chief Financial Officer